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                                                                    Exhibit 23.4


                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Evercom, Inc. (formerly Talton Holdings, Inc.) on Form S-1 of our report dated March 4, 1996, with respect to the consolidated financial statements of Talton Telecommunications Corporation as of December 31, 1995, and for the year ended December 31, 1995; appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading of "Experts" in such Prospectus.

BORLAND, BENEFIELD, CRAWFORD & WEBSTER, P.C.
Birmingham, Alabama
September 9, 1998